Exhibit 21.01

Following is a list of subsidiaries of Citigroup Inc., as of December 31, 2010, and the states or jurisdictions in which they are organized. The indentation reflects the principal parenting of each subsidiary. Citigroup Inc. owns, directly or indirectly, at least 70% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as that term is defined in Rule 1-02(w) of Regulation S-X), as of December 31, 2010.

Subsidiary	Jurisdiction name
Associated Madison Companies, Inc.	Delaware
Citigroup Insurance Holding Corporation	Georgia
Financial Reassurance Company 2010, Ltd.	Bermuda
Prime Reinsurance Company, Inc.	Vermont
CAFCO, LLC	Delaware
Citibank (South Dakota), National Association	United States
Citicorp Credit Services, Inc. (USA)	Delaware
Citicorp	Delaware
Citibank, N.A.	United States
Citibank (China) Co., Ltd.	China
Citibank del Peru S.A.	Peru
Citibank Domestic Investment Corp.	Delaware
Citi Investor Services, Inc.	Delaware
Citi Private Equity Services, Inc.	Delaware
CitiMortgage, Inc.	New York
Citibank Europe plc	Ireland
Citibank Maghreb	Morocco
Citibank Overseas Investment Corporation	United States
Administradora de Valores de Guatemala, Sociedad Anonima	Guatemala
Banco Citibank de Guatemala, S.A.	Guatemala
Banco Citibank S.A.	Brazil
Chelsea Participacoes Societarias e Investimentos Ltda.	Brazil
Citibank Leasing S.A.-Arrendamento Mercantil	Brazil
Citibank-Distribuidora de Titulos e Valores Mobiliarios S.A.	Brazil
CitiFinancial Promotora De Negocios & Cobranca Ltda.	Brazil
Citibank Corretora de Seguros Ltda.	Brazil
Banco Citicard S.A.	Brazil
Bank Handlowy w Warszawie S.A.	Poland
Citi Cards Canada Holding Corporation	Delaware
Citi Cards Canada Inc.	Canada
Citi Cards Japan, Inc.	Japan
Citi Overseas Investments Bahamas Inc.	Bahamas
Citigroup Global Markets Finance Corporation & Co. beschrankt haftende KG	Germany
Citigroup Global Markets Deutschland AG	Germany
Citigroup Global Markets Finance LLC	Delaware
Citigroup International Luxembourg Limited	England
Citigroup Participation Luxembourg Limited	England
Citi International Financial Services, LLC	Puerto Rico
Cititrust (Bahamas) Limited	Bahamas

Citibank Anonim Sirketi	Turkey
Citibank Belgium S.A./N.V.	Belgium
Citibank Canada	Canada
Citibank Cartoes Participacoes Ltda.	Brazil
Citibank Espana S.A.	Spain
Citibank Mediador, Operador de Banca-Seguros Vinculado, Sociedad Anonima	Spain
Citibank Holdings Ireland Limited	Ireland
Citibank Europe plc	Ireland
Citigroup Capital Finance Ireland Limited	England
Citibank Investments Limited	England
Citibank Japan Ltd.	Japan
Citibank Nigeria Limited	Nigeria
Citibank Taiwan Ltd.	Taiwan
Citibank Tanzania Limited	Tanzania
Citibank-Colombia S.A.	Colombia
Citicorp Capital Philippines, Inc.	Philippines
Citicorp Finance (India) Limited	India
Citicorp Financial Services and Insurance Brokerage Philippines, Inc.	Philippines
Citicorp Insurance Agency Co., Ltd.	Taiwan
Citigroup Asia Pacific Holding Corporation	Delaware
Citigroup Holding (Singapore) Private Limited	Singapore
Citibank (Hong Kong) Limited	Hong Kong
Citibank Berhad	Malaysia
Citibank Singapore Limited	Singapore
Citicorp International Limited	Hong Kong
Citicorp Investment Bank (Singapore) Limited	Singapore
Citigroup Pty Limited	Australia
Citigroup Chile S.A.	Chile
Citigroup Korea Inc.	Korea, Republic of
Citibank Korea Inc.	Korea, Republic of
Citigroup Capital Korea Inc.	Korea, Republic of
Citigroup Netherlands Holdings B.V.	Netherlands
Corporacion Accionaria Citibank de Costa Rica, S.A.	Costa Rica
Grupo Financiero Citibank de Costa Rica S.A.	Costa Rica
Banco Citibank de Costa Rica S.A.	Costa Rica
Diners Club Pty Limited	Australia
Egg Banking plc	England
Inversiones Financieras Citibank, S.A.	El Salvador
Administradora de Fondos de Pensiones Confia, S.A.	El Salvador
Banco Citibank de El Salvador, S.A.	El Salvador
Public Joint Stock Company "Citibank"	Ukraine
Repfin Ltda.	Colombia
Compania Exportadora Cityexport S.A. en Liquidacion	Colombia
Yonder Investment Corporation	Delaware
Associates Financial Services (Mauritius) LLC	Mauritius
Citifinancial Consumer Finance India Limited	India
Latin American Investment Bank Bahamas Limited	Bahamas

ZAO Citibank	Russian Federation
Citibank Zambia Limited	Zambia
Citicorp Credit Services, Inc.	Delaware
Citicorp USA, Inc.	Delaware
Citimortgage Funding B.V.	Netherlands
Ecount, Inc.	Delaware
JSC Citibank Kazakhstan	Kazakhstan
Perennially Green, Inc.	New York
Citicorp Banking Corporation	Delaware
Associates First Capital Corporation	Delaware
Atlantic General Investment Limited	Bermuda
Citicorp Investment Partners, Inc.	Delaware
Seeding HedgeForum, LLC	Delaware
CitiFinancial Credit Company	Delaware
American Health and Life Insurance Company	Texas
Citi Assurance Services, Inc.	Texas
CitiFinancial Auto Corporation	South Carolina
CitiFinancial Auto, Ltd.	Minnesota
CitiFinancial Auto Receivables Corporation	Delaware
CitiFinancial Services, Inc.<DE>	Delaware
CitiFinancial, Inc. <MD>	Maryland
CF Network Receivables Corporation	Delaware
CF Network Issuance Trust 2010-1	Delaware
Triton Insurance Company	Texas
Citigroup Finance Canada Inc.	Canada
CitiFinancial Canada, Inc.	Canada
CGI Private Equity LP LLC	Delaware
Citibank (Switzerland)	Switzerland
Citicorp Capital Investors Europe Limited	Delaware
Citicorp Funding, Inc.	Delaware
Citicorp Global Holdings, Inc.	Delaware
Citicorp International Finance Corporation	Delaware
Citigroup Venture Capital International Delaware Corporation	Delaware
Citicorp North America, Inc.	Delaware
Court Square Capital Limited	Delaware
Citicorp Technology Holdings Inc.	Delaware
Orbitech Limited	India
Citigroup Venture Capital GP Holdings, Ltd.	Delaware
Seguros e Inversiones S.A.	El Salvador
Citicorp Trust Bank, fsb	United States
Citigroup Capital Partners Mexico, S. de R.L. de C.V.	Mexico
Citigroup FOF LLC	Delaware
Citigroup Funding Inc.	Delaware
Citigroup Global Markets Holdings Inc.	New York
Citigroup Financial Products Inc.	Delaware
Citicorp Securities Services, Inc.	Delaware
Citigroup Derivatives Markets Inc.	Delaware
Citigroup Global Markets (International) Finance AG	Switzerland

Citigroup Global Markets Holdings GmbH	Switzerland
Citigroup Global Markets Financial Products LLC	Delaware
Citigroup Global Markets Overseas Finance Limited	Cayman Is.
Citigroup Global Markets Hong Kong Holdings Limited	Hong Kong
Citigroup Global Markets Australia Holdings Pty Limited	Australia
Citigroup Global Markets Australia Pty Limited	Australia
Citigroup Global Markets Canada Holding Company	Canada
Citigroup Global Markets Canada Inc.	Canada
Citigroup Global Markets Europe Limited	England
Citigroup Global Markets Limited	England
Citigroup Global Markets U.K. Equity Limited	England
Citigroup Global Markets Inc.	New York
Citigroup Global Markets Mauritius Private Limited	Mauritius
Cramer Finance LLC	Delaware
Ballane SAS	France
Genoa Finance LLC	Delaware
Liquidation Properties Holding Company Inc.	Delaware
Citi Property Holdings Inc.	Delaware
Citigroup Global Markets Realty Corp.	New York
Citigroup Investments Inc.	Delaware
Citigroup Alternative Investments LLC	Delaware
CCA Credit Europe Limited	England
Citigroup Japan Holdings Corp.	Japan
CFJ G.K.	Japan
Citigroup Global Markets Japan Inc.	Japan
Citigroup Japan Treasury GK	Japan
COHM Overseas Mexico Holding, S. de R.L. de C.V.	Mexico
Citicorp (Mexico) Holdings LLC	Delaware
Grupo Financiero Banamex, S.A. de C.V.	Mexico
Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, Integrante del Grupo Financiero
Banamex	Mexico
Afore Banamex, S.A. de C.V.	Mexico
Vidapass, Sociedad Anonima de Capital Variable	Mexico
Banco Nacional de Mexico, S.A.	Mexico
Inmuebles Banamex, S.A. de C.V.	Mexico
Tarjetas Banamex, S.A. De C.V., Sofom, E.R.	Mexico
Pensiones Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Seguros Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Telecomunicaciones Holding Mx, S. de R.L. de C.V.	Mexico
Citigroup Overseas Holdings GK	Japan
NAMGK Mexico Holding, S. de R.L. de C.V.	Mexico